Registration No. 333-51961
   Post-Effective Amendment No. 9 to
    Registration Statement No. 33-49775
   Post-Effective Amendment No. 7 to
    Registration Statement No. 33-15763
   Post-Effective Amendment No. 8 to
    Registration Statement No. 33-10810
   Post-Effective Amendment No. 7 to
    Registration Statement No. 2-10807
   Post-Effective Amendment No. 5 to
    Registration Statement No. 33-55851
   Post-Effective Amendment No. 8 to
    Registration Statement No. 33-45651
   Post-Effective Amendment No. 7 to
    Registration Statement No. 33-41006
   Post-Effective Amendment No. 7 to
    Registration Statement No. 33-28320
   Post-Effective Amendment No. 7 to
    Registration Statement No. 2-49280
   Post-Effective Amendment No. 2 to
    Registration Statement No.  33-64193
   Post-Effective Amendment No. 1 to
    Registration Statement No. 333-01723
   Post-Effective Amendment No. 1 to
    Registration Statement No. 333-37315
   Post-Effective Amendment No. 1 to
    Registration Statement No. 333-40447
   Post-Effective Amendment No. 1 to
    Registration Statement No. 333-47753


              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                        ____________

                       POST-EFFECTIVE
                       AMENDMENT NO. 1
                             TO
                          FORM S-3
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933
                        _____________


               J.P. MORGAN & CO. INCORPORATED
   (Exact name of Registrant as specified in its charter)

       DELAWARE                                  13-2625764
      (State or other jurisdiction of         (I.R.S.  Employer
      incorporation or organization)          Identification No.)

        60 Wall Street, New York, New York 10260-0060
                       (212) 483-2323
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      RACHEL F. ROBBINS
                General Counsel and Secretary
               J.P. Morgan & Co. Incorporated
        60 Wall Street, New York, New York 10260-0060
                       (212) 648-3535
  (Name, address, including zip code, and telephone number,
                          including
              area code, of agent for service)
                     __________________
                         Copies to:
                    GENE A. CAPELLO, ESQ.
        Vice President and Assistant General Counsel
               J.P. MORGAN & CO. INCORPORATED
                       60 Wall Street
                New York, New York 10260-0060
                     __________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.

__________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / X /

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                      EXPLANATORY NOTE


     The prospectus filed with this Post-Effective Amendment contains a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of J.P. Morgan & Co. Incorporated, including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities that have been previously registered by J.P. Morgan & Co. Incorporated under the Securities Act of 1933 pursuant to the above-referenced registration statements on file with the Securities and Exchange Commission and in certain debt securities that are initially offered and sold by or on behalf of J.P. Morgan & Co. Incorporated after the effective date of this Post-Effective Amendment. The market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the referenced registration statements currently on file with the Securities and Exchange Commission. This Post-Effective Amendment also constitutes a Post-Effective Amendment to each of the Registration Statements referred to above.


<PAGE 1>
Prospectus


J.P. Morgan & Co. Incorporated
Debt Securities


J.P. Morgan & Co. Incorporated ("J.P. Morgan") has issued one series of 1973 Debt Securities (as defined herein) pursuant to an indenture, dated as of November 11, 1973, between J.P. Morgan and The Bank of New York, as Trustee (the "1973 Indenture"). The following 1973 Debt Securities have been issued pursuant to the 1973 Indenture:

     $150,000,000  aggregate  principal  amount  of  4 3/4%
     Convertible Debentures due November 1, 1998.

J.P. Morgan has issued from time to time one or more series of 1982 Debt Securities (as defined herein) pursuant to an indenture, dated as of August 15, 1982, between J.P. Morgan and U.S. Bank Trust National Association (formerly First
Trust of New York, National Association), as Successor
Trustee to Chemical Bank (formerly Manufacturers Hanover
Trust Company), as amended by the First Supplemental
Indenture dated as of May 5, 1986,  the Second Supplemental
Indenture dated as February 27, 1996 and the Third
Supplemental Indenture dated as of January 30, 1997
(collectively referred to as the "1982 Indenture"). The following 1982 Debt Securities have been issued pursuant to the 1982 Indenture:

     174,607 MEDS, 2.85% Exchangeable Notes due August 18, 1998; 715,100 MEDS, 5.00% Exchangeable Notes due January 22, 1999; $500,000,000 aggregate principal amount of Floating Rate Notes due April 5, 1999; and $500,000,000 aggregate principal amount of Floating Rate Notes due April 6, 2000.

J.P. Morgan has issued from time to time one or more series of 1986 Debt Securities (as defined herein) pursuant to an indenture, dated as of December 1, 1986, between J.P. Morgan and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as Successor Trustee to Citibank, N.A., as amended by the First Supplemental Indenture dated as of May 12, 1992 (the "1986 Indenture"). The following 1986 Debt Securities have been issued pursuant to the 1986 Indenture:

     $250,000,000 aggregate principal amount of 7 5/8%
     Subordinated Notes due November 15, 1998; $200,000,000 aggregate principal amount of 7 1/4% Subordinated Notes due January 15, 2002; and $150,000,000 aggregate principal amount of 8 1/2% Subordinated Notes due August
     15, 2003.

J.P. Morgan has issued from time to time one or more series of 1993 Debt Securities (as defined herein) pursuant to an indenture, dated as of March 1, 1993, between J.P. Morgan and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as Successor Trustee to Citibank, N.A., (the "1993 Indenture"). The following 1993 Debt Securities have been issued pursuant to the 1993
Indenture:

     $200,000,000 aggregate principal amount of Subordinated Constant Maturity Treasury Floating Rate Notes due March 13, 2000; $500,000,000 aggregate principal amount of 7 5/8% Subordinated Notes due September 15, 2004; $300,000,000 aggregate principal amount of 6 1/4%
     Subordinated Notes due December 15, 2005;   $300,000,000
     aggregate principal amount of 6.875% Subordinated Notes due January 15, 2007; $350,000,000 aggregate principal amount of 6.70% Subordinated Notes due November 1, 2007; $150,000,000 aggregate principal amount of 5 3/4% Subordinated Notes due October 15, 2008;
     $300,000,000 aggregate principal amount of 6 1/4% Subordinated Notes due January 15, 2009;
     $100,000,000 aggregate principal amount of 7 1/4% Subordinated Notes due October 1, 2010;
     $100,000,000 aggregate principal amount of 6.61% Subordinated Notes due December 15, 2010; $100,000,000 aggregate principal amount of 6 1/4% Subordinated Notes due February 15, 2011; and $45,000,000 aggregate principal amount of Fixed to Floating Rate Subordinated Notes due December 24, 2012.

THE DEBT SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS  OF
A  BANK  AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES  AND  EXCHANGE COMMISSION NOR HAS  THE  COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June ____, 1998.
<PAGE 2>

This Prospectus has been prepared in connection with the securities (the "Debt Securities") previously issued pursuant to the 1973 Indenture, the 1982 Indenture, the 1986 Indenture and the 1993 Indenture (which are collectively referred to herein as the "Indentures"). (The trustees and successor trustees under the Indentures are hereinafter referred to as the "Trustees" and individually as a "Trustee".) This prospectus is to be used by J.P. Morgan Securities Inc. ("JPMSI"), a broker-dealer and an indirect wholly-owned subsidiary of J.P. Morgan, in connection with offers and sales of the Debt Securities in the course of its business as a broker-dealer. The participation of JPMSI in the offer and sale of the Debt Securities complies with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on JPMSI by the Board of Governors of the Federal Reserve System. JPMSI may act as principal or agent in such transactions. The Debt Securities may be offered or sold on the New York Stock Exchange in the event the particular series of Debt Securities has been listed thereon, or another stock exchange, or off any exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prices prevailing at the time of sale.

                    Available Information

J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning J.P. Morgan may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http:/www.sec.gov. Information provided to or filed with the Commission by J.P. Morgan pursuant to the 1934 Act can be located by reference to the Commission file number 1-5885. In addition, reports, proxy statements and other information concerning J.P. Morgan may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

J.P. Morgan has filed with the Commission registration statement numbers 2-49280, 33-10810, 33-28320,
33-41006, 33-10807, 33-15763, 33-45651, 33-49775, 33-55851,
33-64193, 33-01723, 333-37315, 333-40447, 333-47753,
and 333-51961 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933, as amended
(the "Securities Act"), relating to the Debt Securities.
This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statements.

       Incorporation of Certain Documents by Reference

J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form
10-K for the year ended December 31, 1997 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and J.P. Morgan's Reports on Form 8-K dated January 15, 1998, February 19, 1998, March 27, 1998, April 14, 1998 and May 5,
1998, heretofore filed pursuant to Section 13 of the 1934
Act.

In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests should be directed to the Office of the Corporate Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260. Telephone requests for such copies should be directed to the Corporate Secretary at (212) 648-3380.

<PAGE 3>


               J.P. MORGAN & CO. INCORPORATED

J.P. Morgan & Co. Incorporated ("J.P. Morgan"), whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan activities are summarized as follows:

Finance and Advisory

The Finance and Advisory sector encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world -- including corporations, financial institutions, governments, municipalities, and individuals. J.P. Morgan's expertise is based on an in-depth knowledge of its clients' needs and of the industries and financial markets in which they operate.

In partnership with clients, J.P. Morgan's advisory professionals analyze the risks and rewards of such strategic alternatives as merger, acquisition, divestiture, privatization, and recapitalization. J.P. Morgan also looks for ways to unlock value when analyzing a client's capital structure. J.P. Morgan's debt and equities underwriting business provides clients with the capability to raise the capital necessary to execute their strategies. High-quality research is an integral part of this business.

J.P. Morgan's credit activities include meeting clients' financing needs by arranging and syndicating loans and other credit facilities. They also include the responsibility for managing the firm's credit risk arising from traditional credit activities as well as J.P. Morgan's derivatives trading activities.

Market Making

J.P. Morgan's market making activities provide clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, equities, foreign exchange, commodity instruments, and derivatives in both developed and emerging markets. J.P. Morgan also develops customized transactions to assist clients in managing risk and enhancing returns. J.P. Morgan provides research to help clients assess opportunities and track performance. J.P. Morgan takes positions to facilitate client transactions and to benefit from its role as a market maker.

J.P. Morgan's clients include banks, other nonbanks, financial institutions, corporations, governments and their agencies, leveraged funds, pension funds, mutual funds, and individuals.

J.P. Morgan's fixed income activities include acting as a primary dealer in U.S. and foreign government securities; making markets in money market instruments, U.S. government agency securities, corporate debt securities, swaps and other derivatives; and helping clients manage their exposure to interest rate and foreign exchange risk.

J.P. Morgan's emerging markets activities include acting as a dealer and market maker in securities and derivatives from non-G-10 countries in Latin America, Eastern Europe, Asia, and Africa. While many of J.P. Morgan's emerging market activities involve fixed income securities, J.P. Morgan deals in many other markets and instruments.
<PAGE 4>
J.P. Morgan's equities market making activities include acting as both agent and principal to facilitate clients' transactions in exchange-listed and over-the-counter securities. J.P. Morgan also structures equity derivatives for clients.

J.P. Morgan's foreign exchange capabilities include making markets in spot, options, and short-term interest rate products, in order to help clients manage their foreign currency exposures.

J.P. Morgan's commodities activities include advising clients on developing hedging, investment, and commodity-linked financing strategies. J.P. Morgan also provides commodity services which may include the settlement of physical trades in various metal and oil markets and metal borrowing and lending services.

Asset Management and Servicing

J.P. Morgan provides a wide range of investment-related services, including: global asset management for pension plans, governments, endowments, and foundations; integrated financial services for high-net worth individuals; fully bundled services for defined contribution pension plans through American Century Companies; and mutual fund distribution to intermediaries.

J.P. Morgan's global dedicated research capabilities support portfolio management across all asset classes and markets. With the acquisition of O'Connor Realty Advisors, a real estate investment firm, J.P. Morgan has further broadened its expertise and ability to bring a full range of investment options to its clients. This spectrum of capabilities is delivered to institutional and individual investors in both discretionary account and mutual fund form.

In July 1997, J.P. Morgan agreed to purchase a 45% interest in American Century Companies, the fourth largest U.S. no-load direct mutual fund company. With this investment, which was concluded in January 1998, J.P. Morgan has gained scale expertise in technology and operations for distribution and servicing, as well as complementary investment capabilities that broaden its product offerings significantly. J.P. Morgan has formed a business partnership with American Century to pursue jointly the growing retirement plan market, distribution of mutual funds to third parties such as financial advisors, and other opportunities in integrated personal financial services.

J.P. Morgan offers ultra high-net worth clients an advice-based integrated array of financial services that includes tax-advantaged asset structures; a wide range of investment options, including managed portfolios and brokerage; and credit and liquidity services. These capabilities form the foundation for an expansion of services to investors that will be pursued selectively.

J.P. Morgan's futures and options brokerage group provides institutional clients with worldwide access to major exchanges by acting as brokers in executing and clearing contracts. Currently, J.P. Morgan has dealers on 51 exchanges around the world. J.P. Morgan operates, under contract, the Euroclear System, the world's largest clearance and settlement system for internationally traded securities. J.P. Morgan provides credit and deposit services to Euroclear participants. In addition, J.P. Morgan provides certain operational services such as the administration of American depository receipt (ADR) programs.

Equity Investments

J.P. Morgan invests for its own account on a global basis in private equity and equity-related securities in leveraged and unleveraged acquisitions, privatizations, recapitalizations, rapidly growing companies, expansion financings, turnaround situations, and other special equity situations. These investments are made with the objective of maximizing total return, which is a measure of both long-term appreciation and net recognized gains.

The Equity Investments group works closely with other areas of J.P. Morgan to capture the competitive advantage of J.P. Morgan's global presence and expertise in sourcing, evaluating, managing, and exiting investments. Opportunities often develop through relationships with clients. J.P. Morgan has also managed initial public offerings and high-yield debt issues, arranged credit facilities, and provided mergers and acquisitions advice to portfolio companies at later stages of their development.
<PAGE 5>
Proprietary Investing and Trading

J.P. Morgan takes market and credit risk positions for our own account using both relative value and directional risk-taking strategies to enhance the value of the firm. J.P. Morgan uses a relative value strategy when they anticipate changes in relationships between markets and classes of instruments (e.g., a change in prices between bonds and swaps) or when they believe certain assets are fundamentally mispriced by the market. J.P. Morgan uses directional strategies in an attempt to profit from its anticipation of how it believes a market will move (e.g., absolute rates or prices will go up or down). Experienced market professionals manage these strategies and use them over many currencies and types of instruments, including fixed income securities, foreign exchange, equity securities, commodity products, and related derivatives.

Positions may be held for long or short periods of time, depending on the strategy and actual market performance.
Certain longer-term strategies are considered to be investment activities and tend to utilize government, mortgage-backed, and corporate debt securities.

J.P. Morgan also manages its liquidity and capital profile to ensure it has access to funding at a reasonable cost, even under adverse circumstances, to support all the business activities of the firm. A strong capital position is an integral part of J.P. Morgan's liquidity management because it enables the firm to raise funds as inexpensively as possible in a variety of international markets.

Regulation

J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Bank Act"). Under the Bank Act, J.P. Morgan is required to file reports with the Board of Governors of the Federal Reserve System (the "Board"). J.P. Morgan is also subject to examination by the Board. The Bank Act prevents J.P. Morgan and its subsidiaries from engaging in activities not related to banking, and limits the amount of securities it can acquire of a company engaging in nonbanking activities. An exception may be made if the Board determines that the company's activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan can engage in certain aspects of the securities business. The Glass-Steagall Act prohibits bank affiliates that are members of the Federal Reserve System -- including J.P. Morgan Securities Inc. ("JPMSI"), a "Section 20" subsidiary, -- from being engaged principally in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). This prohibition restricts JPMSI's gross revenues from these activities to a maximum of 25% of total gross revenues.

J.P. Morgan's largest subsidiary, Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), is a member of the Federal Reserve System and a member of the Federal Deposit Insurance Corporation ("FDIC"). Its business is subject to both U.S. federal and state law. It is examined and regulated by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty within the meaning of the applicable federal statutes. Morgan Guaranty is subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates. It is also restricted on some other types of transactions with J.P. Morgan, or involving J.P. Morgan's securities.

Among other wholly owned subsidiaries:

     JPMSI is a broker-dealer registered with and subject to regulation by the Securities and Exchange Commission and is a member of the National Association of Securities
     Dealers, the New York Stock Exchange, and other exchanges.


     J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National
     Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

     J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

<PAGE 6>
As used in this Prospectus, unless the context otherwise requires, the term "J.P. Morgan" refers to J.P. Morgan & Co.
Incorporated and its consolidated and unconsolidated subsidiaries.

Consolidated Ratios
          Consolidated Ratio of Earnings to Fixed Charges

                       Three Months
                          Ended        Year ended December 31,
                     March 31, 1998  1997          1996       1995       1994        1993
Excluding Interest
 on Deposits .....       1.17(a)     1.27          1.35       1.35       1.40        1.70(b)
Including Interest
 on Deposits......       1.12(a)     1.20          1.26       1.24       1.28        1.46(b)
_______________

[FN]
(a) For the three months ended March 31, 1998, the ratio of earnings to fixed charges, excluding the after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.23 excluding interest on deposits and 1.17 including interest on deposits.
(b) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

Consolidated Ratios
Consolidated Ratio of Earnings to Combined Fixed Charges and
                  Preferred Stock Dividends

                       Three Months
                          Ended              Year ended December 31,
                      March 31, 1998    1997          1996       1995       1994        1993
Excluding Interest
 on Deposits....          1.16(a)       1.26          1.34       1.34        1.39       1.69(b)
Including Interest
 on Deposits....          1.12(a)       1.20          1.25       1.23        1.27       1.46(b)
_______________

[FN]
 (a) For the three months ended March 31, 1998, the ratio of earnings to combined fixed charges and preferred stock dividends, excluding the after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.22 excluding interest on deposits and 1.16 including interest on deposits.
(b) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

<PAGE 7>

               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1973 INDENTURE

The brief summary of the principal provisions of the 1973 Indenture and the Debt Securities issued thereunder (the "1973 Debt Securities") does not purport to be complete. Certain capitalized terms used herein are defined in the 1973 Indenture. References in italics are to sections or articles of the 1973 Indenture. Where any particular sections or defined terms of the 1973 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the 4 3/4% Convertible Debentures due
November 1, 1998

The 4 3/4% Convertible Debentures due November 1, 1998 (the "Convertible Debentures") were issued under the 1973 Indenture and interest is payable semi-annually on May 1 and November 1 of each year to registered holders of record at the close of business on the April 15 or October 15 next preceding such May 1 or November 1. Interest is paid by checks mailed to such registered holders.

Since J.P. Morgan is a holding company, the rights of creditors of J.P. Morgan, including the holders of the Convertible Debentures, to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary are subject to the prior claims of creditors of the subsidiary.

Terms of the 1973 Indenture

Conversion Rights. The 1973 Debt Securities are convertible at their principal amount into shares of J.P. Morgan common stock at any time prior to November 1, 1998 (unless the 1973 Debt Securities or a portion thereof is called for redemption, in which case to and including but not after the date fixed for redemption in respect of such 1973 Debt Securities or portion thereof called for redemption) at $80 a share (the "Conversion Price"), subject to adjustment in certain events. (Section 4.01.) Notice of redemption will be given to holders of the 1973 Debt Securities to be redeemed by first class mail at their last addresses on the registry books of J.P. Morgan. (Section 3.02.)

The Conversion Price is subject to adjustment upon certain events, including the issuance of common stock of J.P. Morgan as a dividend or distribution; subdivisions, combinations or reclassifications of common stock of J.P. Morgan; the issuance to holders of J.P. Morgan common stock of rights or warrants (expiring 45 days after the record date for determining stockholders entitled to receive them) to subscribe for J.P. Morgan common stock at less than the then current market price (as defined); or the distribution to the holders of J.P. Morgan common stock of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe other than those mentioned above. Upon conversion no adjustments will be made for accrued interest or dividends and, therefore, 1973 Debt Securities surrendered for conversion after April 15 or October 15 next preceding an interest payment date and prior to such interest payment date must be accompanied by payment of an amount equal to the interest thereon which is to be paid on such interest payment date. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to $0.50 per share or more. J.P. Morgan reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as J.P. Morgan in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by J.P. Morgan to its stockholders shall not be taxable. (Sections
4.02 and 4.04.)

Conversion of the 1973 Debt Securities may be effected by delivering them at the office or agency to be maintained by J.P. Morgan for that purpose in New York City. (Section
4.02.)

Fractional shares of common stock will not be delivered upon conversion, but a cash adjustment will be paid in respect of such fractional interests, based on the then current market price of J.P. Morgan common stock. (Section 4.03.)

Redemption. The 1973 Debt Securities may be redeemed on at least 30 and not more than 60 days' notice at the option of J.P. Morgan, as a whole or in part, at any time, at 100% of the principal amount thereof, in each case with accrued interest to the date fixed for redemption. (Sections 3.01 and 3.02.)

<PAGE 8>

Events of Default. Events of default are defined in the 1973 Indenture as being: default for 30 days in payment of any interest installment when due; default in payment of principal or premium, if any, when due; default for 90 days after notice to J.P. Morgan by the Trustee or to J.P. Morgan and the Trustee by the holders of 25% in principal amount of the outstanding 1973 Debt Securities in performance of any other covenant in the 1973 Indenture; and certain events of bankruptcy, insolvency and reorganization of J.P. Morgan. (Section 7.01.)

The Trustee shall be entitled, subject to the duty of the Trustee during default to act within the required standard of care, to be indemnified by the holders of the 1973 Debt Securities before proceeding to exercise any right or power under the 1973 Indenture at the request of holders of the 1973 Debt Securities. (Section 8.02.) The holders of a majority in principal amount of the outstanding 1973 Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 7.07.)

J.P. Morgan will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 11.02.)

Modification of the 1973 Indenture. The 1973 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of 66 2/3% in principal amount of the outstanding 1973 Debt Securities, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the 1973 Indenture or modifying the rights of the holders of 1973 Debt Securities, except that no such supplemental indenture may (i) extend the fixed maturity of any 1973 Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium thereon, or change the currency of payment, or impair the right to convert the 1973 Debt Securities, without the consent of the holder of each 1973 Debt Security so affected, or (ii) reduce the aforesaid percentage of 1973 Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all outstanding 1973 Debt Securities. (Section 11.02.)

See "Description of Capital Securities" below.

               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1982 INDENTURE

The brief summary of the principal provisions of the 1982 Indenture and the Debt Securities issued thereunder (the "1982 Debt Securities") does not purport to be complete. Certain capitalized terms used herein are defined in the 1982 Indenture. References in italics are to sections or articles of the 1982 Indenture. Where any particular sections or defined terms of the 1982 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the 174,607 Mandatorily Exchangeable
Debt Securities ("MEDS"), 2.85% Exchangeable Notes due August
18, 1998

The 2.85% Exchangeable Notes due August 18, 1998 (the "2.85% MEDS") were issued under the 1982 Indenture and interest is payable quarterly in arrears on November 18, February 18, May 18 and August 18 of each year (each a "2.85% MEDS Interest Payment Date") to the persons in whose names the 2.85% MEDS are registered at the close of business on the last day of the calendar month immediately preceding such 2.85% MEDS Interest Payment Date. The initial principal amount of each of the 2.85% MEDS is $40.09 (the "Initial Price"). The 2.85% MEDS are unsecured debt obligations of J.P. Morgan and rank on a parity with all other unsecured and unsobordinated indebtedness of J.P. Morgan. The 2.85% MEDS may not be redeemed prior to stated maturity and are not entitled to any
sinking fund.   At maturity, the principal amount of the
2.85% MEDS will be mandatorily exchanged by J.P. Morgan into a number of shares of Samsonite Common Stock at an Exchange Rate (as defined below), and accordingly, holders of the 2.85% MEDS will not necessarily receive an amount equal to
the Initial Price thereof.   The "Exchange Rate" is equal to,
subject to adjustment as a result of certain dilution events
(a) if the Maturity Price (as defined below) per share of Samsonite Common Stock is less than or equal to $62.54 per share of Samsonite Common Stock (the "Capped Participation Price"), one share of Samsonite Common Stock per 2.85% MEDS and (b) if the Maturity Price is greater than the Capped Participation Price, a fractional share of Samsonite Common Stock per 2.85% MEDS so that the value of such fractional share (determined at the Maturity Price) is equal to the Capped Participation Price. No fractional shares of Samsonite Common Stock will be issued at Maturity if J.P. Morgan exchanges the 2.85% MEDS for shares of Samsonite Common Stock. In lieu of any fractional share otherwise issuable in respect of all 2.85% MEDS of any holder which are exchanged at Maturity, such holder shall be entitled to receive an amount in cash equal to the value of such
fractional share at the Maturity Price.   Notwithstanding the
foregoing, J.P. Morgan may, at its option in lieu of delivering shares of Samsonite Common Stock, deliver cash in an amount equal to the value at the Maturity Price of such number of shares of Samsonite Common Stock.
<PAGE 9>
The "Maturity Price" is defined as the average Closing Price per share of Samsonite Common Stock on the five Trading Days beginning August 10, 1998 and ending August 14, 1998. The Closing Price is defined as the NASDAQ final quoted bid price of such security at the closing time on the NASDAQ on such date. If such bid price is not available, the Closing Price shall mean the market value of such security on such date as determined by a nationally recognized independent investment
banking firm retained for such purpose by J.P. Morgan.   A
"Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

The 2.85% MEDS are not represented by notes in definitive form but are represented by one or more global securities (the "2.85% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 2.85% MEDS represented by the 2.85% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2.85% Global Securities in definitive form will not be issued. Settlement for the 2.85% Global Securities will be made in immediately available funds. The 2.85% Global Securities trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

The 2.85% Global Securities are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 2.85% Global Securities is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 715,100 Mandatorily Exchangeable
Debt Securities ("MEDS"), 5.00% Exchangeable Notes due
January 22, 1999

The 5.00% Exchangeable Notes due January 22, 1999 (the "5.00% MEDS") were issued under the 1982 Indenture and interest is payable quarterly in arrears on January 22, April 22, July 22 and October 22 of each year (each a "5.00% MEDS Interest Payment Date") to the persons in whose names the 5.00% MEDS are registered at the close of business on the last day of the calendar month immediately preceding such 5.00% MEDS Interest Payment Date. The initial principal amount of each of the 5.00% MEDS is $22.375 (the "Initial Price"). The 5.00% MEDS are unsecured debt obligations of J.P. Morgan and rank on a parity with all other unsecured and unsobordinated indebtedness of J.P. Morgan. The 5.00% MEDS may not be redeemed prior to stated maturity and are not entitled to any
sinking fund.   At maturity, the principal amount of the
5.00% MEDS will be mandatorily exchanged by J.P. Morgan into a number of shares of Autozone Common Stock at an Exchange Rate (as defined below), and accordingly holders of the 5.00% MEDS will not necessarily receive an amount equal to the
Initial Price thereof.   The "Exchange Rate" is equal to ,
subject to adjustment as a result of certain dilution events
(a) if the Maturity Price (as defined below) per share of Autozone Common Stock is less than or equal to $32.45 (the "Capped Participation Price"), one share of Autozone Common Stock per 5.00% MEDS and (b) if the Maturity Price is greater than the Capped Participation Price, a fractional share of Autozone Common Stock per 5.00% MEDS so that the value of such fractional share (determined at the Maturity Price) is equal to the Capped Participation Price. No fractional shares of Autozone Common Stock will be issued at Maturity. In lieu of any fractional share otherwise issuable in respect of all 5.00% MEDS of any holder which are exchanged at Maturity, such holder shall be entitled to receive an amount in cash equal to the value of such fractional share at the Maturity Price. Notwithstanding the foregoing, J.P. Morgan may, at its option in lieu of delivering shares of Autozone Common Stock, deliver cash in an amount equal to the value at the Maturity Price of such number of shares of Autozone Common Stock.
<PAGE 10>
The "Maturity Price" is defined as the average Closing Price per share of Autozone Common Stock on the 3 Trading Days ending on the third Trading Day immediately prior to (but not including ) the Maturity Date. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal Unites States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for such purpose by J.P. Morgan. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

The 5.00% MEDS are not represented by notes in definitive form but are represented by one or more global securities (the "5.00% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 5.00% MEDS represented by the 5.00% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 5.00% Global Securities in definitive form will not be issued. Settlement for the 5.00% Global Securities will be made in immediately available funds. The 5.00% Global Securities trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

The 5.00% Global Securities are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 5.00% Global Securities is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the Floating Rate Notes due April 5,
1999

The Floating Rate Notes due April 5, 1999 (the "1999 Notes") were issued under the 1982 Indenture. The 1999 Notes will bear interest from April 3, 1998 and is payable quarterly in arrears on July 5, 1998, October 5, 1998, January 5, 1999 and April 5, 1999 (each a "1999 Notes Interest Payment Date") to the persons in whose names the 1999 Notes are registered at the close of business on the fifteenth calendar day prior to each 1999 Notes Interest Payment Date. The 1999 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund.

The "Interest Period" with respect to the 1999 Notes is each successive period from and including a 1999 Notes Interest Payment Date in respect of such 1999 Notes up to but excluding the next succeeding 1999 Notes Interest Payment Date, except that the initial Interest Period commences April 3, 1998. The interest rate for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

The per annum rate of interest for each Interest Period will be three-month LIBOR on the second London Banking Day preceding the Interest Reset Date for such Interest Period (the "Interest Determination Date") minus 10.0 basis points (0.10%). The Interest Determination Date for the first coupon will be April 1, 1998. Interest on the 1999 Notes will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Period. "LIBOR" for each Interest Period will be determined by the Calculation Agent

<PAGE 11>
in accordance with the following provisions:

     (1) On each Interest Determination Date, the Calculation Agent will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date.
     (2) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Calculation Agent will request each of four major banks in the London interbank market (the "Reference Banks") to provide the Calculation Agent with its offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Determination Date. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations.
     (3) If less than two of the Reference Banks provide the Calculation Agent with such offered quotations, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York (selected by the Calculation Agent) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

"Telerate Page 3750 " means the display designated as page "3750" on the Dow Jones Telerate Service (or such other pages as may replace those pages on that service for the purpose of
displaying the LIBOR Index on a quarterly basis).   All
percentages resulting from any calculation on the 1999 Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and
dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

J.P. Morgan has agreed that, so long as the 1999 Notes remain outstanding, it will maintain under appointment an agent (the "Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to determine the rate of interest payable on the 1999 Notes in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable interest rate for any Interest Period, or if J.P. Morgan removes the Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the Calculation Agent.

The 1999 Notes are represented by Global Securities (the "1999 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 1999 Notes represented by the 1999 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 1999 Notes in definitive form will not be issued. Settlement for the 1999 Notes will be made in immediately available funds. The 1999 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 1999 Notes are issued in fully registered form, in denominations of $250,000 with $50,000 integral multiples thereafter. The paying agent and registrar for the 1999 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the Floating Rate Notes due April 6,
2000

The Floating Rate Notes due April 6, 2000 (the "2000 Notes") were issued under the 1982 Indenture. The 2000 Notes will bear interest from April 6, 1998 and is payable quarterly in arrears on July 6, October 6, January 6 and April 6 of each year, commencing July 6, 1998 (each a "2000 Notes Interest Payment Date") to the persons in whose names the 2000 Notes are registered at the close of business on the fifteenth calendar day prior to each 2000 Notes Interest Payment Date. The 2000 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund.

<PAGE 12>
The "Interest Period" with respect to the 2000 Notes is each successive period from and including a 2000 Notes Interest Payment Date in respect of such 2000 Notes up to but excluding the next succeeding 2000 Notes Interest Payment Date, except that the initial Interest Period commences April 6, 1998. The interest rate for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

The per annum rate of interest for each Interest Period will be three-month LIBOR on the second London Banking Day preceding the Interest Reset Date for such Interest Period (the "Interest Determination Date") minus 5.0 basis points (0.05%). The Interest Determination Date for the first coupon will be April 2, 1998. Interest on the 2000 Notes will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Period. "LIBOR" for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

     (1) On each Interest Determination Date, the Calculation Agent will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date.
     (2) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Calculation Agent will request each of four major banks in the London interbank market (the "Reference Banks") to provide the Calculation Agent with its offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Determination Date. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations.
     (3) If less than two of the Reference Banks provide the Calculation Agent with such offered quotations, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York (selected by the Calculation Agent) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

"Telerate Page 3750 " means the display designated as page "3750" on the Dow Jones Telerate Service (or such other pages as may replace those pages on that service for the purpose of
displaying the LIBOR Index on a quarterly basis).   All
percentages resulting from any calculation on the 2000 Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and
dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

J.P. Morgan has agreed that, so long as the 2000 Notes remain outstanding, it will maintain under appointment an agent (the "Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to determine the rate of interest payable on the 2000 Notes in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable interest rate for any Interest Period, or if J.P. Morgan removes the Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the Calculation Agent.

The 2000 Notes are represented by Global Securities (the "2000 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2000 Notes represented by the 2000 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2000 Notes in definitive form will not be issued. Settlement for the 2000 Notes will be made in immediately available funds. The 2000 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.
<PAGE 13>
The 2000 Notes are issued in fully registered form, in denominations of $250,000 with $50,000 integral multiples thereafter. The paying agent and registrar for the 2000 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the 1982 Indenture

Events of Default, Waiver, Notice, 1982 Debt Securities in Foreign Currencies. An Event of Default is defined as (i) default for 30 days in payment of any interest; (ii) default in payment of principal of or premium, if any, when due either at maturity, upon redemption, by declaration or otherwise; (iii) default by J.P. Morgan in the performance of any other covenant or warranty contained in the 1982 Indenture which shall not have been remedied for a period of 90 days after notice given as specified in the 1982 Indenture; and (iv) certain events of bankruptcy, insolvency and reorganization of J.P. Morgan. (Section 5.1.) The 1982 Indenture provides that the Trustee may withhold notice to the holders of the 1982 Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such 1982 Debt Securities) if the Trustee considers it in the interest of the holders of 1982 Debt Securities to do so. (Section 5.11)

 If an Event of Default as described in clause (i), (ii) or
(iii) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of the 1982 Debt Securities then outstanding may declare the principal of all outstanding 1982 Debt Securities and the interest accrued thereon, if any, to be due and payable immediately and if an Event of Default described in clause
(iii) or (iv) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of all 1982 Debt Securities then outstanding may declare the principal then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, or interest, if any,) may be waived by the holders of a majority in principal amount of the 1982 Debt Securities then outstanding. (Sections 5.1 and 5.10.)

The holders of a majority in principal amount of the outstanding 1982 Debt Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the 1982 Indenture, subject to certain limitations specified in the 1982 Indenture, provided that the holders of the 1982 Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d).)

Each year J.P. Morgan shall deliver to the Trustee a written statement as to the absence of certain defaults under the 1982 Indenture. (Section 3.5.)

Modification of the 1982 Indenture. The 1982 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of not less than 66 2/3% in principal amount of the 1982 Debt Securities at the time outstanding, to modify the 1982 Indenture or any supplemental indenture or the rights of the holders of the 1982 Debt Securities; provided that no such modification shall (i) extend the final maturity, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount 1982 Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any 1982 Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the 1982 Debt Securities provide therefor, any right of repayment at the option of the holder of a 1982 Debt Security, without the consent of the holder of each 1982 Debt Security so affected or (ii) reduce the aforesaid percentage of 1982 Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each 1982 Debt Security so affected. (Section 8.2.)

The 1982 Indenture permits J.P. Morgan and the Trustee to amend the 1982 Indenture in certain circumstances without the consent of the holders of the 1982 Debt Securities to evidence the merger of J.P. Morgan or the replacement of the Trustee and for certain other purposes. (Section 8.1.)

Consolidations, Mergers and Sales of Assets. J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the 1982 Debt Securities and the performance and observance of all the covenants and conditions of the 1982 Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine.)

<PAGE 14>
               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1986 INDENTURE

Brief summaries of the principal provisions of the 1986 Indenture and the Debt Securities issued thereunder (the "1986 Debt Securities") do not purport to be complete. Certain capitalized terms used herein are defined in the 1986 Indenture. References in italics are to sections or articles of the 1986 Indenture. Where any particular sections or defined terms of the 1986 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the 7 5/8% Subordinated Notes due
November 15, 1998

The 7 5/8% Subordinated Notes due November 15, 1998 (the "7 5/8% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on May 15 and November 15 of each year to the persons in whose names the 7 5/8% Notes are registered at the close of business on May 1 or November 1, as the case may be, preceding such May 15 and November 15. The 7 5/8% Notes are unsecured debt obligations of J.P. Morgan and are subordinate in right of payment to all Senior Indebtedness of J.P. Morgan to the extent set forth herein. The 7 5/8% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 7 5/8% Notes are not represented by notes in definitive form but are represented by one or more global securities (the "7 5/8% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 7 5/8% Notes represented by the 7 5/8% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 7 5/8% Notes in definitive form will not be issued. Settlement for the 7 5/8% Notes will be made in immediately available funds. The 7 5/8% Notes trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

The 7 5/8% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 7 5/8% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 7 1/4% Subordinated Notes due
January 15, 2002

The 7 1/4% Subordinated Notes due January 15, 2002 (the "7 1/4% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on January 15 and July 15 of each year to the persons in whose names the 7 1/4% Notes are registered at the close of business on January 1 or July 1, as the case may be, preceding such January 15 and July 15. The 7 1/4% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 7 1/4% Notes are not represented by notes in definitive form but are represented by one or more global securities (the "7 1/4% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 7 1/4% Notes represented by the 7 1/4% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 7 1/4% Notes in definitive form will not be issued. Settlements for the 7 1/4% Notes will be made in immediately available funds. The 7 1/4% Notes trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

The 7 1/4% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 7 1/4% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.
<PAGE 15>
Terms and Provisions of the 8 1/2% Subordinated Notes due
August 15, 2003

The 8 1/2% Subordinated Notes due August 15, 2003 (the "8 1/2% Notes") were issued under the 1986 Indenture and interest is payable semi-annually on February 15 and August 15 of each year to the persons in whose names the 8 1/2% Notes are registered at the close of business on February 1 or August 1, as the case may be, preceding such February 15 and August 15. The 8 1/2% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 8 1/2% Notes are not represented by notes in definitive form but are represented by one or more global securities (the "8 1/2% Global Securities") registered in the name of the nominee of The Depository Trust Company (the "Depository"). Interests in the 8 1/2% Notes represented by the 8 1/2% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 8 1/2% Notes in definitive form will not be issued. Settlements for the 8 1/2% Notes will be made in immediately available funds. The 8 1/2% Notes trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity therefore settles in immediately available funds. All payments of principal and interest made by J.P. Morgan are in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

The 8 1/2% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 8 1/2% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the 1986 Indenture

General. The 1986 Indenture does not limit the amount of 1986 Debt Securities which may be issued thereunder. The 1986 Debt Securities are unsecured and subordinate in right of payment to all Senior Indebtedness of J.P. Morgan as discussed under "Subordination" below. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1986 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

The 1986 Debt Securities may be presented for exchange, and registered 1986 Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the 1986 Indenture and the 1986 Debt Securities. The 1986 Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any exchange of 1986 Debt Securities or transfer of 1986 Debt Securities in registered form, but J.P. Morgan may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. (Section 2.8.)

Subordination. The 1986 Debt Securities are subordinate in right of payment as provided in the 1986 Indenture to all Senior Indebtedness of J.P. Morgan. No payment pursuant to the 1986 Debt Securities may be made and no holder of the 1986 Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2.) Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the 1986 Debt Securities. (Section 10.3.) By reason of such subordination, in the event of the insolvency of J.P. Morgan, holders of Senior Indebtedness of J.P. Morgan may receive more, ratably, and holders of the 1986 Debt Securities or coupon appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. Such subordination will not prevent the occurrence of any Event of Default in respect of the 1986 Debt Securities. The 1986 Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.
<PAGE 16>
Senior Indebtedness of J.P. Morgan for purposes of this description of 1986 Debt Securities is defined as the principal of, premium, if any, and interest on (a) all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the 1986 Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the 1986 Debt Securities or to rank pari passu with the 1986 Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy.

Events of Default, Waiver, Notice, 1986 Debt Securities in Foreign Currencies. As to any series of 1986 Debt Securities, an Event of Default is defined in the 1986 Indenture as (a) default for 30 days payment of any interest on the 1986 Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the 1986 Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the 1986 Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the 1986 Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the 1986 Indenture; and (e) certain events of bankruptcy, insolvency and reorganization of J.P. Morgan. (Section 5.1.) An Event of Default with respect to a particular series of 1986 Debt Securities issued under the 1986 Indenture does not necessarily constitute an Event of Default with respect to any other series of 1986 Debt Securities issued thereunder. The 1986 Indenture provides that the Trustee may withhold notice to the holders of 1986 Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such 1986 Debt Securities or in the making of any sinking fund payment with respect to such 1986 Debt Securities) if the Trustee considers it in the interest of the holders of 1986 Debt Securities of such series to do so. (Section 5.11.)

If an Event of Default described in clause (e) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all 1986 Debt Securities then outstanding (treated as one class) by notice in writing to J.P. Morgan (and to the Trustee if given by the holders of 1986 Debt Securities), may declare the entire principal (or, in the case of original issue discount 1986 Debt Securities, the portion thereof specified in the terms thereof) of all 1986 Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration the same shall become immediately due and payable. Prior to the declaration of the acceleration of the maturity of the 1986 Debt Securities of any series, the holders thereof of a majority in principal amount thereof then outstanding (voting as one class) may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holders of each series of 1986 Debt Securities so affected. In the case of any such waiver, J.P. Morgan, the Trustee and the holders of 1986 Debt Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Sections 5.1 and 5.10.)

The holders of a majority in principal amount of the outstanding 1986 Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the 1986 Indenture, subject to certain limitations specified in the 1986 Indenture, provided that the holders of 1986 Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d).) The 1986 Indenture requires the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the 1986 Indenture. (Section 3.5.) Whenever the 1986 Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of 1986 Debt Securities, any amount in respect of any 1986 Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11.)

<PAGE 17>
Modification of the 1986 Indenture; Waiver of Compliance.
The 1986 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the 1986 Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the 1986 Indenture or any supplemental indenture or the right of the holders of the 1986 Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any 1986 Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount 1986 Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any 1986 Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the 1986 Debt Securities provide therefor, any right of repayment at the option of the holder of a 1986 Debt Security, without the consent of the holder of each 1986 Debt Security so affected or (ii) reduce the aforesaid percentage of 1986 Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each 1986 Debt Security so affected. (Sections 8.2 and 8.6.)

The 1986 Indenture also permits J.P. Morgan and the Trustee to amend the 1986 Indenture in certain circumstances without the consent of the holders of 1986 Debt Securities to evidence the merger of J.P. Morgan or the replacement of the Trustee and for certain other purposes. (Section 8.1.)

Consolidations, Mergers and Sales of Assets. J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the 1986 Debt Securities and the performance and observance of all the covenants and conditions of the 1986 Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine.)

               DESCRIPTION OF DEBT SECURITIES
                  UNDER THE 1993 INDENTURE

Brief summaries of certain provisions of the 1993 Indenture and the Debt Securities issued thereunder (the "1993 Debt Securities") do not purport to be complete. Certain capitalized terms used herein are defined in the 1993 Indenture. References in italics are to sections or articles of the 1993 Indenture. Where any particular sections or defined terms of the 1993 Indenture are referred to, such sections or defined terms are incorporated herein by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Terms and Provisions of the Subordinated Constant Maturity
Treasury Floating Rate Notes due March 13, 2000

General. The Subordinated Constant Maturity Treasury Floating Rate Notes due March 13, 2000 (the "CMT Notes") were issued under the 1993 Indenture and interest is payable quarterly on the thirteenth day of each March, June, September and December (the "CMT Interest Payment Date"), to the persons in whose names the CMT Notes are registered at the close of business on the fifteenth calendar day prior to each CMT Interest Payment Date. The interest rate on the CMT Notes for each CMT Interest Period will be at a floating rate equal to 2.25% per annum plus the product of 0.4 times the Ten Year Constant Maturity Treasury Rate (the "Ten Year CMT Rate"), determined as described below under "Interest", subject to a minimum rate for each CMT Interest Period of 5.30% per annum. Interest will be computed on the basis of a 365 or 366 day year and the actual number of days in the applicable CMT Interest Period. The CMT Notes are not redeemable prior to their stated maturity.

The CMT Notes are issued in fully registered form, in denominations of $250,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the CMT Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.
<PAGE 18>
The CMT Notes are unsecured debt obligations of J.P. Morgan and are subordinate in right of payment to all Senior Indebtedness of J.P. Morgan and, in certain circumstances, to the Derivative Obligations (as defined) of J.P. Morgan to the extent set forth below under "Subordination". Payment of principal of the CMT Notes may be accelerated only in the case of the bankruptcy or reorganization of J.P. Morgan. There is no right of acceleration in the case of the default in the payment of interest on the CMT Notes, or the performance of any other covenant of J.P. Morgan.

The CMT Notes are represented by global securities (the "CMT Global Securities") registered in the name of the nominee of The Depository Trust Company, acting as the depository (the "Depository"). Interests in the CMT Notes represented by the CMT Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", CMT Notes in definitive form will not be issued. Settlement for the CMT Notes will be made in immediately available funds. The CMT Notes trade in the Depository's Same-Day Funds Settlement System and Secondary market trading activity for the CMT Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by J.P. Morgan in immediately available funds or the equivalent so long as the Depository continues to make its Same-Day Funds Settlement System available to J.P. Morgan. See "Same-Day Funds Settlement System" below.

Interest. The "CMT Interest Period" is each period from and including a CMT Interest Payment Date in respect of the CMT
Notes up to but excluding the next succeeding CMT Interest
Payment Date.

The Ten Year CMT Rate will be determined by the New York branch of Morgan Guaranty Trust Company of New York, as Calculation Agent (the "CMT Calculation Agent") (or, if the CMT Calculation Agent fails to establish the applicable rate of interest for any CMT Interest Period, or if J.P. Morgan removes the CMT Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the CMT Calculation Agent) for each CMT Interest Period in accordance with the following provisions:

For each CMT Interest Period, except as provided below in this paragraph, the Ten Year CMT Rate will be the respective daily rate set forth for the last New York Business Day contained in the weekly Federal Reserve Statistical Release H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System most recently during the Calendar Period immediately prior to the second New York Business Day (the "CMT Interest Determination Date") preceding the first day of the applicable CMT Interest Period (such first day shall be the "CMT Reset Date") opposite the caption "U.S. Government Securities/Treasury Constant Maturities/ 10-Year" or any replacement caption. In the event that a per annum Ten Year CMT Rate shall not be available as described above, then the Ten Year CMT Rate for such CMT Interest Period shall be the Fall Back Rate (hereinafter defined). The Fall Back Rate will be the daily per annum yield to maturity of the current ("on the run") U.S. Treasury Note with a ten year maturity based on the mid-market yield displayed on Telerate Page 7690 by Cantor Fitzgerald at 12:00 noon, New York time, on the CMT Interest Determination Date. Telerate Page 7690 shall mean the page 7690 or its replacement as provided by the Telerate News Service. In the event that the CMT Calculation Agent determines in good faith that for any reason the CMT Calculation Agent cannot determine the Fall Back Rate for any CMT Interest Period as provided above in this paragraph, the Fall Back Rate for such CMT Interest Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids on the CMT Interest Determination Date of the actively traded U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted on such CMT Interest Determination Date to the CMT Calculation Agent by at least three recognized dealers in U.S. Government securities selected by the CMT Calculation Agent.

All percentages resulting from any calculations on the CMT Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
<PAGE 19>
As used herein, the term "Calendar Period" means a period of ten calendar days; the term "New York Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York City, New York; and the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount.

J.P. Morgan has agreed that, so long as the CMT Notes remain outstanding, it will maintain under appointment an agent (the "CMT Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to calculate the rate of interest payable on the CMT Notes in respect of each CMT Interest Period subsequent to the CMT Initial Interest Period. If the CMT Calculation Agent fails to establish the applicable rate of interest for any CMT Interest Period, or if J.P. Morgan removes the CMT Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the CMT Calculation Agent.

Terms and Provisions of the 7 5/8% Subordinated Notes due
September 15, 2004

The 7 5/8% Subordinated Notes due September 15, 2004 (the "2004 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on March 15 and September 15 of each year to the persons in whose names the 2004 Notes are registered at the close of business on March 1 or September 1, as the case may be, preceding such March 15 and September 15. The 2004 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 2004 Notes are represented by Global Securities (the "2004 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2004 Notes represented by the 2004 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2004 Notes in definitive form will not be issued. Settlement for the 2004 Notes will be made in immediately available funds. The 2004 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 2004 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 2004 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 6 1/4% Subordinated Notes due
December 15, 2005

The 6 1/4% Subordinated Notes due December 15, 2005 (the "6 14% Notes") were issued under the 1993 Indenture and interest is payable semi-annually on June 15 and December 15 of each year to the persons in whose names the 6 1/4% Notes are registered at the close of business on the fifteenth calendar day preceding such June 15 and December 15. The 6 1/4% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. Interest on the 6 1/4% Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 6 1/4% Notes are represented by Global Securities (the "6 1/4% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 6 1/4% Notes represented by the 6 1/4% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 6 1/4% Notes in definitive form will not be issued. Settlement for the 6 1/4% Notes will be made in immediately available funds. The 6 1/4% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 6 1/4% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and registrar for the 6 1/4% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.
<PAGE 20>
Terms and Provisions of the 6.875% Subordinated Notes due
January 15, 2007

The 6.875% Subordinated Notes due January 15, 2007 (the "2007 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on July 15 and January 15 of each year to the persons in whose names the 2007 Notes are registered at the close of business on the fifteenth calendar day preceding such July 15 and January 15. The 2007 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 2007 Notes are represented by Global Securities (the "2007 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2007 Notes represented by the 2007 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2007 Notes in definitive form will not be issued. Settlement for the 2007 Notes will be made in immediately available funds. The 2007 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 2007 Notes are issued in fully registered form, in denominations of $250,000 with $1,000 integral multiple thereof. The paying agent and registrar for the 2007 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 6.70% Subordinated Notes due
November 1, 2007

The 6.70% Subordinated Notes due November 1, 2007 (the "6.70% Notes") were issued under the 1993 Indenture and interest is payable semi-annually on May 1 and November 1 of each year to the persons in whose names the 6.70% Notes are registered at the close of business on the fifteenth calendar day preceding such May 1 and November 1. The 6.70% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 6.70% Notes are represented by Global Securities (the "6.70% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 6.70% Notes represented by the 6.70% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 6.70% Notes in definitive form will not be issued. Settlement for the 6.70% Notes will be made in immediately available funds. The 6.70% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 6.70% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 6.70% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 5 3/4% Subordinated Notes due
October 15, 2008

The 5 3/4% Subordinated Notes due October 15, 2008 (the "5 3/4% Notes") were issued under the 1993 Indenture and interest is payable semi-annually on April 15 and October 15 of each year to the persons in whose names the 5 3/4% Notes are registered at the close of business on April 1 or October 1, as the case may be, preceding such April 15 and October
15. The 5 3/4% Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 5 3/4% Notes are represented by Global Securities (the "5 3/4% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 5 3/4% Notes represented by the 5 3/4% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 5 3/4% Notes in definitive form will not be issued. Settlement for the 5 3/4% Notes will be made in immediately available funds. The 5 3/4% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 5 3/4% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 5 3/4% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.
<PAGE 21>
Terms and Provisions of the 6 1/4% Subordinated Notes due
January 15, 2009

The 6 1/4% Subordinated Notes due January 15, 2009 (the "2009 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on July 15 and January 15 of each year to the persons in whose names the 2009 Notes are registered at the close of business on July 1 or January 1, as the case may be, preceding such July 15 and January 15. The 2009 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. The 2009 Notes are represented by Global Securities (the "2009 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2009 Notes represented by the 2009 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2009 Notes in definitive form will not be issued. Settlement for the 2009 Notes will be made in immediately available funds. The 2009 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 2009 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent, registrar and transfer agent for the 2009 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 7 1/4% Subordinated Notes due
October 1, 2010

The 7 1/4% Subordinated Notes due October 1, 2010 (the "2010 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on April 1 and October 1 of each year (each a "2010 Notes Interest Payment Date") to the persons in whose names the 2010 Notes are registered at the close of business on the fifteenth calendar day prior to each 2010 Notes Interest Payment Date. The 2010 Notes may not be redeemed prior to October 1, 2000. Thereafter, they may be redeemed at the option of J.P. Morgan upon at least 15 calendar days notice, in whole but not in part, on any 2010 Notes Interest Payment Date at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. The 2010 Notes are not entitled to any sinking fund. Interest on the 2010 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 2010 Notes are represented by Global Securities (the "2010 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2010 Notes represented by the 2010 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2010 Notes in definitive form will not be issued. Settlement for the 2010 Notes will be made in immediately available funds. The 2010 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 2010 Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and registrar for the 2010 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the 6.61% Subordinated Notes due
December 15, 2010

The 6.61% Subordinated Notes due December 15, 2010 (the "6.61% Notes") were issued under the 1993 Indenture and interest is payable semi-annually on the 15th of each month of each year to the persons in whose names the 6.61% Notes are registered at the close of business on the first day of each such month. The 6.61 % Notes may not be redeemed prior to December 15, 2000. Thereafter, they may be redeemed at the option of J.P. Morgan upon at least 30 calendar days notice, in whole but not in part, semi-annually on each June 15 and December 15 at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. The 6.61% Notes are not entitled to any sinking fund. Interest on the 6.61% Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 6.61% Notes are represented by Global Securities (the "6.61% Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 6.61% Notes represented by the 6.61% Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 6.61% Notes in definitive form will not be issued. Settlement for the 6.61% Notes will be made in immediately available funds. The 6.61% Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 6.61% Notes are issued in fully registered form, in denominations of $1,000 and any integral multiple thereof. The paying agent and registrar for the 6.61% Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.
<PAGE 22>
Terms and Provisions of the 6 1/4% Subordinated Notes due
February 15, 2011

The 6 1/4% Subordinated Notes due February 15, 2011 (the "2011 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on August 15 and February 15 of each year (each a "2011 Notes Interest Payment Date") to the persons in whose names the 6 1/4% Notes are registered at the close of business on the fifteenth calendar day prior to each 2011 Notes Interest Payment Date. The 2011 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund. Interest on the 2011 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 2011 Notes are represented by Global Securities (the "2011 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2011 Notes represented by the 2011 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2011 Notes in definitive form will not be issued. Settlement for the 2011 Notes will be made in immediately available funds. The 2011 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 2011 Notes are issued in fully registered form, in denominations of $250,000 with $1,000 integral multiples thereafter. The paying agent and registrar for the 2011 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms and Provisions of the Subordinated Notes due December
24, 2012

The Subordinated Notes due December 24, 2012 (the "2012 Notes") were issued under the 1993 Indenture and interest is payable semi-annually on June 24 and December 24 of each year (each a "2012 Notes Interest Payment Date") to the persons in whose names the 2012 Notes are registered at the close of business on the fifteenth calendar day prior to each 2012 Notes Interest Payment Date. The 2012 Notes may not be redeemed prior to stated maturity and are not entitled to any sinking fund.

The 2012 Notes will bear interest at the rate of 6.3865% per annum, for the period from, and including, November 24, 1997 to, but excluding, December 24, 1997. For the period from, and including, December 24, 1997 to, but excluding, December 24, 2012 the interest rate will be determined by the Calculation Agent in accordance with the following: if the 10-year Treasury rate is greater than or equal to 5.838% on December 17, 1997, the interest rate will be 12.773%; if the 10-year Treasury rate is less than 5.838% on December 17,
1997, the interest rate will be 0%.   The reference for the
10-year Treasury rate will be Telerate Screen Page 7690, under the 12 p.m. column heading on December 17, 1997. If the 10-year Treasury rate is not so set forth on Telerate Screen Page 7690, the Calculation Agent, in its sole discretion, shall determine the applicable 10-year Treasury rate and this determination shall be binding on all parties except in the case of manifest error. Interest on the 2012 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

"Telerate Screen Page 7690" means the display designated as page "7690" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the 10-year Treasury rate.

J.P. Morgan has agreed that, so long as the 2012 Notes remain outstanding, it will maintain under appointment an agent (the "Calculation Agent"), initially the New York branch of Morgan Guaranty Trust Company of New York, to determine the 10-year Treasury rate. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable 10-year Treasury rate, or if J.P. Morgan removes the Calculation Agent, J.P. Morgan will appoint the office of another bank to act as the Calculation Agent.
<PAGE 23>
The 2012 Notes are represented by Global Securities (the "2012 Global Securities") registered in the name of The Depository Trust Company (the "Depository"). Interests in the 2012 Notes represented by the 2012 Global Securities are shown on, and transfers thereof are effected only through, records maintained by the Depository and its direct and indirect participants. Except as described below under "Same-Day Funds Settlement System", 2012 Notes in definitive form will not be issued. Settlement for the 2012 Notes will be made in immediately available funds. The 2012 Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity will be made by J.P. Morgan in immediately available funds or the equivalent. See "Same-Day Funds Settlement System" below.

The 2012 Notes are issued in fully registered form, in denominations of $1,000,000 with $1,000 integral multiples thereafter. The paying agent and registrar for the 2012 Notes is U.S. Bank Trust National Association (formerly First Trust of New York, National Association), 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the 1993 Indenture

General. The 1993 Indenture does not limit the amount of 1993 Debt Securities which may be issued thereunder and provides that 1993 Debt Securities may be issued in series thereunder up to the aggregate principal amount which may be authorized from time to time by J.P. Morgan.

The 1993 Debt Securities are unsecured and subordinate in right of payment to all Senior Indebtedness of J.P. Morgan and, in certain circumstances relating to bankruptcy or insolvency of J.P. Morgan, the Derivative Obligations (as defined below), whether outstanding as of this date or hereafter incurred, as discussed under "Subordination" below. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the 1993 Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

Subordination. The 1993 Debt Securities are subordinate in right of payment as provided in the 1993 Indenture to all Senior Indebtedness of J.P. Morgan. No payment pursuant to the 1993 Debt Securities may be made and no holder of the 1993 Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2.)

Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, (i) the holders of Senior Indebtedness of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the 1993 Debt Securities and (ii) if, after giving effect to the operation of clause (i) above, amounts remain available for payment or distribution in respect of the 1993 Debt Securities (any such remaining amount being defined in the 1993 Indenture as the "Excess Proceeds") and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due thereon, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Derivative Obligations before any payment may be made on the 1993 Debt Securities. (Sections 10.3 and 10.12.) By reason of such subordination, in the event of bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the 1993 Debt Securities or coupon appertaining thereto may receive less, ratably, than the other creditors of J.P. Morgan. No series of subordinated debt is subordinate to any other series of subordinated debt. However, by reason of the obligation of the holders of the 1993 Debt Securities to pay over any Excess Proceeds to creditors in respect of Derivative Obligations, in the event of bankruptcy or insolvency of J.P. Morgan, the holders of the 1993 Debt Securities may receive less, ratably, than holders of Antecedent Subordinated Indebtedness (as defined below). Such subordination will not prevent the occurrence of an Event of Default in respect of the 1993 Debt Securities. The 1993 Indenture does not limit the amount of Senior Indebtedness J.P. Morgan may incur.

<PAGE 24>
Senior Indebtedness of J.P. Morgan for purposes of this description of 1993 Debt Securities is defined as principal of, premium, if any, and interest on all indebtedness of J.P. Morgan for money borrowed, whether outstanding on the date of execution of the 1993 Indenture or thereafter created, assumed or incurred and such indebtedness as is by its terms expressly stated to be not superior in right of payment to the 1993 Debt Securities or to rank pari passu with the 1993 Debt Securities and any deferrals, renewals or extensions of any such Senior Indebtedness. The term "Indebtedness of J.P. Morgan for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy. (Section 1.1.)

Derivative Obligations of J.P. Morgan are defined in the 1993 Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the 1993 Debt Securities or to rank pari passu with the 1993 Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on the date of the 1993 Indenture. Antecedent Subordinated Indebtedness of J.P. Morgan is defined in the 1993 Indenture as all indebtedness and other obligations outstanding on the date of the 1993 Indenture. (Section 1.1.)

Events of Default, Waiver, Notice, 1993 Debt Securities in Foreign Currencies. As to any series of 1993 Debt Securities, an Event of Default is defined in the 1993 Indenture as (a) default for 30 days in payment of any interest on the 1993 Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the 1993 Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the 1993 Debt Securities of such series; (d) default by J.P. Morgan in the performance of any other covenant or warranty contained in the 1993 Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice given as specified in the 1993 Indenture; and (e) certain events of bankruptcy or reorganization of J.P. Morgan. (Section 5.1.) An Event of Default with respect to a particular series of 1993 Debt Securities issued under the 1993 Indenture does not necessarily constitute an Event of Default with respect to any other series of 1993 Debt Securities issued thereunder. The 1993 Indenture provides that the Trustee may withhold notice to the holders of 1993 Debt Securities of any series of any default (except in payment of principal of or interest or premium, if any, on such 1993 Debt Securities or in the making of any sinking fund payment with respect to such 1993 Debt Securities) if the Trustee considers it in the interest of the holders of 1993 Debt Securities of such series to do so. (Section 5.11.)

The 1993 Indenture provides that if an Event of Default described in clause (e) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of all 1993
Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount 1993 Debt Securities, the portion thereof specified in the terms thereof) of all 1993 Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of premium, or interest, if any, on such 1993 Debt Securities) may be waived by the holders of a majority in principal amount of the 1993 Debt Securities of all series then outstanding. (Sections 5.1 and 5.10.)

The holders of a majority in principal amount of the outstanding 1993 Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the 1993 Indenture, subject to certain limitations specified in the 1993 Indenture, provided that the holders of 1993 Debt Securities shall have offered to the Trustee reasonable indemnity against expense and liabilities. (Sections 5.9 and 6.2(d).) The 1993 Indenture requires the annual delivery by J.P. Morgan to the Trustee of a written statement as to the absence of certain defaults under the 1993 Indenture. Whenever the 1993 Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of 1993 Debt Securities, in the absence of any provision to the contrary in the form of 1993 Debt Security, any amount in respect of any 1993 Debt Security denominated in a currency other than U.S. dollars or in any currency unit shall be treated as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as J.P. Morgan specifies to the Trustee or in the absence of such notice, as the Trustee may determine. (Section 12.11.)
<PAGE 25>
Modification of the 1993 Indenture; Waiver of Compliance.
The 1993 Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the 1993 Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the 1993 Indenture or any supplemental indenture or the rights of the holders of the 1993 Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any 1993 Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount 1993 Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any 1993 Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the 1993 Debt Security provide therefor, any right of repayment at the option of the holder of a 1993 Debt Security, without the consent of the holder of each 1993 Debt Security so affected or (ii) reduce the aforesaid percentage of 1993 Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each 1993 Debt Security so affected. (Sections 8.2 and 8.6.)

The 1993 Indenture also permits J.P. Morgan and the Trustee to amend the 1993 Indenture in certain circumstances without the consent of the holders of 1993 Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of 1993 Debt Security already outstanding, and for certain other purposes. (Section 8.1.)

Consolidations, Mergers and Sales of Assets. J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the 1993 Debt Securities and the performance and observance of all the covenants and conditions of the 1993 Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine.)

              SAME-DAY FUNDS SETTLEMENT SYSTEM

The Same-Day Funds Settlement System is applicable to the 2.85% MEDS, the 5.00% MEDS, the 1999 Notes, the 2000 Notes, the 7.5/8% Notes, the 7 1/4% Notes, the 8 1/2% Notes, the CMT Notes, the 2004 Notes, the 6 1/4% Notes, the 2007 Notes, the 6.70% Notes, the 5 3/4% Notes, the 2009 Notes, the 2010 Notes, the 6.61% Notes, the 2011 Notes and the 2012 Notes (each referred to herein as the "Notes") which are represented by the 2.85% Global Securities, the 5.00% Global Securities, the 1999 Global Securities, the 2000 Global Securities, the 7.5/8% Global Securities, the 7 1/4% Global Securities, the 8 1/2% Global Securities CMT Global Securities, the 2004 Global Securities, the 2005 Global Securities, the 6 1/4% Global Securities, the 2007 Global Securities, the 6.70% Global Securities, the 5 3/4% Global Securities, the 2009 Global Securities, the 2010 Global Securities, the 6.61% Global Securities, the 2011 Global Securities and the 2012 Global Securities, respectively, (each referred to herein as the "Global Securities") which are registered in the name of the nominee of The Depository Trust Company ("DTC"), which acts as the Depository (the "Depository") for the Global Securities. The following is a summary of DTC's Same-Day Funds Settlement System.

Book-Entry System. The Notes are represented by one or more global securities deposited with the Depository and registered in the name of a nominee of DTC. Except as set forth below, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof (except for the 1999 Notes which are available for purchase in denominations of $250,0000 with $50,000 integral multiples thereafter, the 2000 Notes which are available for purchase in denominations of $250,0000 with $50,000 integral multiples thereafter, the CMT Notes which are available for purchase in denominations of $250,000 and integral multiples thereof, the 2007 Notes which are available for purchase in denominations of $250,000 with $1,000 integral multiples thereafter, the 2011 Notes which are available for purchase in denominations of $250,000 with $1,000 integral multiples thereafter, and the 2012 Notes which are available for purchase in denominations of $1,000,000 with $1,000 integral multiples thereafter) in book-entry form only. The term "Depository" refers to DTC or any successor depository.
<PAGE 26>
DTC has advised J.P. Morgan and JPMSI as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of persons who have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including JPMSI), banks, trust companies and clearing corporations. Indirect access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Upon issuance by J.P. Morgan of the Notes represented by the Global Securities, the Depository or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Securities to the accounts of participants. The accounts to be credited shall be designated by JPMSI. Ownership of beneficial interests in the Notes represented by the Global Securities will be limited to participants or persons that hold interests through participants. Ownership of such beneficial interests in the Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to interests of participants in the Depository), or by participants in the Depository or persons that may hold interests through such participants (with respect to persons other than participants in the Depository). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Notes represented by the Global Securities.

So long as the Depository for the Global Securities, or its nominee, is the registered owner of such Global Securities, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Securities for all purposes under the Indentures. Except as provided below, owners of beneficial interests in the Notes represented by the Global Securities will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the Indentures. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC for such Global Security, and if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

Payments of principal of and interest on the Notes represented by the Global Securities registered in the name of the Depository or its nominee will be made by J.P. Morgan through the Paying Agent to the Depository or its nominee, as the case may be, as the registered owner of the Notes represented by such Global Securities.

J.P. Morgan has been advised that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of the Notes represented by the Global Securities, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective beneficial interests in the Notes represented by the Global Securities as shown on the records of the Depository. J.P. Morgan expects that payments by participants to owners of beneficial interests in the Notes represented by the Global Securities will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.
<PAGE 27>
If the Depository is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by J.P. Morgan within 90 days, J.P. Morgan will issue individual Notes in definitive form in exchange for the Global Securities. In addition, J.P. Morgan may at any time and in its sole discretion determine not to have Global Securities, and, in such event, will issue individual Notes in definitive form in exchange for the Global Securities. In either instance, J.P. Morgan will issue Notes in definitive form, equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as the Depository shall request. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof (except for the 1999 Notes which will be issued in denominations of $250,0000 with $50,000 integral multiples thereafter, the 2000 Notes which will be issued in denominations of $250,0000 with $50,000 integral multiples thereafter, the CMT Notes which will be issued in denominations of $250,000 and integral multiples thereof, the 2007 Notes which will be issued in denominations of $250,000 with $1,000 integral multiples thereafter, the 2011 Notes which will be issued in denominations of $250,000 with $1,000 integral multiples thereafter, and the 2012 Notes which will be issued in denominations of $1,000,000 with $1,000 integral multiples thereafter and will be in registered form only, without coupons.

Neither J.P. Morgan, the Trustees, and any Paying Agents nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes represented by such Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Same-Day Settlement and Payment. Settlement for the Notes will be made by JPMSI in immediately available funds. All payments of principal and interest will be made by J.P.
Morgan in immediately available funds or the equivalent, so long as the Depository continues to make its Same-Day Funds
Settlement System available to J.P. Morgan.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes will trade in the Depository's Same-Day Funds Settlement System, and secondary market trading activity in the Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

              DESCRIPTION OF CAPITAL SECURITIES

The authorized capital stock of J.P. Morgan consists of 500,000,000 shares of Common Stock, $2.50 par value, and 10,000,000 shares of Preferred Stock, no par value. At March 31, 1998, there were 177,933,414 shares of Common Stock outstanding and 2,444,300 shares of Series A Adjustable Rate Cumulative Preferred Stock, 50,000 shares each of Series B, C, D, E and F Variable Cumulative Preferred Stock and 400,000 shares of Series H Fixed Cumulative Preferred Stock outstanding.

The brief summary of the principal provisions contained in J.P. Morgan's Restated Certificate of Incorporation does not purport to be complete.

Common Stock

Subject to the prior rights of the Preferred Stock, holders of J.P. Morgan Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any fund legally available therefor and upon liquidation, dissolution or winding up to receive pro rata all of J.P. Morgan remaining after provision has been made for the payments of creditors.

Under the Federal Reserve Act, there are legal restrictions that limit the amount of dividends that Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), a subsidiary of J.P. Morgan and a state member bank, can declare. The most restrictive test requires approval of the Board of Governors of the Federal Reserve System if dividends declared exceed the net profits for that year as defined, combined with the net profits for the preceding two years. The calculation of the amount available for payment of dividends is based on net profits determined in accordance with bank regulatory accounting principles reduced by the amount of dividends declared. At December 31, 1997, the cumulative retained net profits for the years 1997 and 1996 available for distribution as dividends by Morgan Guaranty in 1998 without approval of the Federal Reserve Board amounted to approximately $1,679 million.

The Federal Reserve Board may prohibit the payment of dividends if it determines that circumstances relating to the financial condition of a bank are such that the payment of dividends would be an unsafe and unsound practice.

Voting Rights. Subject to the voting rights of the Preferred
Stock, all voting rights are vested in the holders of shares of J.P. Morgan Common Stock, each share being entitled to one vote.

<PAGE 28>
Preemptive Rights. Holders of J.P. Morgan Common Stock do not have any preemptive rights to subscribe to any additional securities that J.P. Morgan may issue.

Non-Assessability. Under Delaware law J.P. Morgan Common
Stock is validly issued, fully paid and non-assessable.

Preferred Stock

General. The Preferred Stock, of which 10,000,000 shares have been authorized, upon issuance has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of J.P. Morgan and such other rights, preferences and limitations as may be fixed by the Board of Directors. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, also will be fixed by the Board of Directors. The shares of Series Preferred Stock referred to in this Prospectus, when issued and paid for, will be validly issued, fully paid and non-assessable.

Series A Preferred Stock. Adjustable Rate Cumulative Preferred Stock, Series A. In March 1983, J.P. Morgan issued 2,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") of which 2,444,300 shares are currently outstanding. Dividends on the Series A Preferred Stock are cumulative. If the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the number of directors of J.P. Morgan will be increased by two and the holders of the outstanding Series A Preferred Stock, voting together as a single class with holders of shares of any other series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors (the holders of record of Series A Preferred Stock being entitled to cast 1/10 of one vote) until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation or dissolution, the holders of shares of Series A Preferred Stock are entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

Except under certain circumstances, shares of Series A Preferred Stock were not redeemable prior to March 1, 1986. On or after such date and prior to February 29, 1988, shares of Series A Preferred Stock were redeemable at the option of J.P. Morgan, as a whole or in part, at a redemption price per share of $103.00 and thereafter at $100 per share. The redemption price set forth above with respect to Series A Preferred Stock will be increased, in each case, by the amount of accrued and unpaid dividends thereon to the date fixed for redemption.

Dividends on the Series A Preferred Stock are established quarterly by a formula based on the interest rates of certain actively traded U.S. Treasury obligations. In no event will the quarterly dividends payable on the Series A Preferred Stock be less than 5.00% or greater than 11.50% per annum.

Series B, C, D, E and F Preferred Stock. Variable Cumulative Preferred Stock, Series B, C, D, E and F. In January 1990, as another series of series preferred stock, J.P. Morgan issued $250 million, or 250,000 shares, of Variable Cumulative Preferred Stock, Series B, C, D, E and F (the "Variable Cumulative Preferred Stock") in five series of 50,000 shares each - Series B, Series C, Series D, Series E and Series F. These issues, priced at $1,000 per share, have contingent voting rights and a liquidation preference of $1,000 per share, plus accrued and unpaid dividends. Each of the five series is identical except that the dividend rates and dividend payment dates vary and separate auctions on different auction dates are held by each series.

The shares of each of these series of Variable Cumulative Preferred Stock are redeemable as a whole or in part (in units of 100 shares), except under certain conditions, at the option of J.P. Morgan, at a redemption price of $1,000 per share plus an amount equal to accrued and unpaid dividends.

Dividends on each series of Variable Cumulative Preferred Stock are cumulative and are payable generally every 49 days, subject to certain conditions. The dividend rates determined by either the Auction Procedures or the Remarketing Procedures for any Subsequent Dividend Period will not exceed the Maximum Rate, which is the product of a percentage ranging from 110% to 200% and the Federal Funds Rate, the Effective Composite Commercial Paper Rate, the Effective LIBOR Rate or the U.S. Treasury Rate, depending upon the prevailing rating of the Shares of Variable Preferred Stock at such time and the duration of such Subsequent Dividend Period.

Series H Preferred Stock.  Fixed Cumulative Preferred Stock,
Series H.   In February 1996, as another series of preferred
stock, J.P. Morgan issued $200 million, or 400,000 shares, of 6 5/8% Cumulative Preferred Stock, Series H (the "Series H Preferred Stock"). Shares of the Series H Preferred Stock have a stated value of $500 per share.

The shares of this Series H Preferred Stock are not redeemable prior to March 31, 2006. On or after March
31, 2006, J.P. Morgan, at its option, with prior approval of the appropriate bank regulators, if so required, may redeem the Series H Preferred stock, as a whole or in part, at any time or from time to time out of funds legally available therefor, at a redemption price of $500 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption.

Dividends on this Series H Preferred Stock shall be declared by the Board of Directors of J.P. Morgan at a rate of 6 5/8% per annum on the stated value thereof. Such dividends shall be cumulative and payable generally on March 31, June 30, September 30 and December 31 of each year.

<PAGE 29>
                         ERISA MATTERS

J.P. Morgan and JPMSI may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to employee benefit plans ("Plans") that are subject to ERISA. The purchase of Debt Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which J.P. Morgan, JPMSI or any of their affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Debt Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transaction involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transaction involving insurance company pooled separate accounts).

Additionally, ERISA and the Code may place restrictions on the purchase of Debt Securities by certain investors that are not Plans. The United States Supreme Court recently held, in the case of John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), that under certain circumstances the assets of an insurance company's general account may be treated as the assets of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA. Based on the reasoning of the John Hancock case, it could be argued that if J.P. Morgan or JPMSI is a party in interest or a disqualified person with respect to a Plan that has assets invested in the general account of an insurance company that acquires, holds or invests in Debt Securities using such general account funds, such acquisition of, or holding of, or investment in such Debt Securities might constitute a prohibited transaction for purposes of Section 4975 of the Code or Section 406 of ERISA.

By its purchase of a Debt Security, each holder will be deemed to have represented and warranted that the acquisition and ownership of such Debt Security by such holder will not constitute a prohibited transaction under ERISA or the Code. ANY PLANS OR OTHER ENTITIES WHOSE ASSETS INCLUDE PLAN ASSETS SUBJECT TO ERISA SHOULD CONSULT THEIR ERISA ADVISORS.

                           EXPERTS

The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1997, (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


No  dealer,  salesman  or              DEBT SECURITIES
any other person has been
authorized  to  give  any
representations     other
than  those contained  or
incorporated by reference
in   this  Prospectus  in
connection with the offer
contained     in     this
Prospectus, and, if given
or made, such information
or  representations  must
not  be  relied  upon  as
having been authorized by
J.P.  Morgan or by JPMSI.
This Prospectus shall not
constitute  an  offer  to
sell or a solicitation of
an  offer to buy  any  of
the   securities  offered
hereby       in       any
jurisdiction    to    any
person  to  whom  it   is
unlawful  to  make   such
offer or solicitation  in
such  jurisdiction.   The
delivery     of      this
Prospectus  at  any  time
does  not imply that  the
information   herein   is
correct  as of  any  time
subsequent  to  the  date
hereof.
                                       J.P. MORGAN & CO.
                                         INCORPORATED

_____________________________


    TABLE OF CONTENTS

                                    Page
Available Information                 2
Incorporation of Certain
  Documents by Reference              2
J.P. Morgan & Co. Incorporated        3
Description of Debt Securities
  Under the 1973 Indenture            6
Description of Debt Securities
  Under the 1982 Indenture            8
Description of Debt Securities
  Under the 1986 Indenture           13           J.P. MORGAN & CO.
Description of Debt Securities
  Under the 1993 Indenture           17
Same-Day Funds Settlement
  System                             25
Description of Capital Securities    27
ERISA Matters                        28
Experts                              29

<PAGE 31>

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Officers and Directors.

Article Seventh of the Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated (the "Registrant") provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify directors, officers, employees and agents of the Registrant, or persons serving at the written request of the Registrant as directors, officers, employees or agents of another corporation or enterprise, including Morgan Guaranty, against loss and expenses. Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and it empowers the corporation to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

<PAGE 32>

The indemnification permitted by Article Seventh of the Restated Certificate of Incorporation of the Registrant has been extended to all officers and directors of the Registrant's wholly owned direct and indirect subsidiaries, and to such officers and directors in their respective capacities as directors and officers of other corporations 25% or more of the voting securities of which is owned, directly or indirectly, by the Registrant. The Registrant has purchased liability insurance of the type referred to in
Section 145. Subject to a $250,000 deductible for each loss, the policy covers the Registrant with respect to its obligation to indemnify directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Registrant and its wholly owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Registrant. Subject to certain exclusions from the coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate limit of $90,000,000 for the three-year policy term. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage in which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Registrant's securities. In addition, the Registrant has purchased catastrophic loss insurance which provides, among other things, excess insurance coverage , over the $90,000,000 officer and director policy. Subject to certain exclusions from the coverage, the insurance provides for payment of loss, in the case of the officer and director excess coverage, to an aggregate limit of $400,000,000 for the three-year policy term.

Item 16. Exhibits.

   1(a)(1)*         Form of Underwriting Agreement (including
form of Delayed Delivery Contract) for Subordinated Debt
Securities.
   1(a)(2)**       Form of Underwriting Agreement (including
form of Delayed Delivery Contract) for Debt Securities.
   1(a)(3)+         Form of Underwriting Agreement for Series
Preferred Stock, Depositary Shares and Preferred Stock
Warrants.
   1(a)(4)+          Form of Underwriting Agreement for
Currency Warrants.

   1(b)(1)*         Form of Purchase Agreement for
Subordinated Debt Securities.
 1(b)(2)**       Form of Purchase Agreement for Debt
Securities.

   1(c)(1)*          Form of Selling Agent Agreement for
Subordinated Debt Securities.
   1(c)(2)**        Form of Selling Agent Agreement for Debt
Securities.

   1(d)(1)++       Form of Distribution Agreement for Medium-
Term Notes.

   3(a)+++          Restated Certificate of Incorporation of
J.P. Morgan & Co. Incorporated, as amended.
   3(b)                 By-Laws of J.P. Morgan & Co.
Incorporated as amended through April 11, 1996. (Incorporated by reference to J.P. Morgan's Report on Form 8-K dated April 11, 1996 filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Act")).

   4(a)(1)*         Indenture dated as of March 1, 1993,
between J.P. Morgan & Co. Incorporated and Citibank, N.A., as Trustee , (now U.S. Bank Trust National Association, formerly First Trust of New York, National Association, as Successor Trustee).
   4(a)(2)**       Indenture dated as of August 15, 1982,
between J.P. Morgan & Co. Incorporated and Chemical Bank (formerly Manufacturers Hanover Trust Company),as Trustee (now U.S. Bank Trust National Association, formerly First Trust of New York, National Association, as Successor Trustee), (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K dated February 7, 1986, filed pursuant to Section 13 of the Act).
<PAGE 33>

   4(a)(3)**        Form of First Supplemental Indenture
dated as of May 5, 1986 between J.P. Morgan & Co.
Incorporated and Chemical Bank (formerly Manufacturers
Hanover Trust Company), as Trustee, (now U.S. Bank Trust National Association, formerly First Trust of New York, National Association, as Successor Trustee) (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated August 13, 1986, filed pursuant to Section 13 of the
Act).
   4(a)(4)+      Form of Certificate of Designations for
Series Preferred Stock.
   4(a)(5)+      Form of Certificate for Shares of Series
Preferred Stock.
   4(a)(6)+      Form of Deposit Agreement.
   4(a)(7)+      Form of Depositary Receipt of Depositary
Shares (contained as Exhibit A to Form of Deposit Agreement).
   4(a) (8)      Form of Second Supplemental Indenture
dated as of February 27, 1996 between J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as Trustee, (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated February 27, 1996, filed pursuant to Section 13 of the Act).
    4(a)(9)      Form of Third Supplemental Indenture dated
as of January 30, 1997 between J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association (formerly First
Trust of New York, National Association), as Trustee (incorporated herein by reference to J.P. Morgan's Current Report on Form 8-K, dated January 30, 1997, filed pursuant to
Section 13 of the Act).

   4(b)(1)*      Form of Security (Subordinated Note).
   4(b)(2)**     Form of Security (Note).
   4(c)(1)*      Form of Security (Subordinated Debenture).
   4(c)(2)**     Form of Security (Debenture).
   4(d)(1)*      Form of Security (Discount Subordinated
Security).
   4(d)(2)**     Form of Security (Discount Security).
   4(e)(1)*      Form of Security (Zero Coupon Subordinated
Security).
   4(e)(2)**     Form of Security (Zero Coupon Security).
   4(f)(1)*      Form of Security (Extendible Subordinated
Note).
   4(f)(2)**     Form of Security (Extendible Note).
   4(g)*         Form of Debt Warrant Agreement.
   4(h)*         Form of Debt Warrant (included as Exhibit
A to form of Warrant Agreement).
   4(i)+         Form of Preferred Stock Warrant
Agreement.
   4(j)+         Form of Preferred Stock Warrant
(included as Exhibit A to form of Preferred Stock Warrant
Agreement).
   4(k)+         Form of Currency Warrant Agreement.
   4(l)+         Form of Currency Warrant (included as
Exhibit A to form of  Currency Warrant Agreement).

    5++++        Opinion of Gene A. Capello

  12.3           Computation of Consolidated Ratio of
Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
(Incorporated by reference to J.P. Morgan's Form 8-K dated
May 5, 1998, filed pursuant to Section 13 of the Act)

  23(a)           Consent of Price Waterhouse LLP.

      (b)++++     Consent of Gene A. Capello (included in
Exhibit 5).

  24 ++++         Power of Attorney.

  25.1++++        Statement of Eligibility of Debt Trustee
on Form T-1.

  25.2++++        Statement of Eligibility of Subordinated
Debt Trustee on Form T-1.

________________________________
* Previously filed as an exhibit to Registration Statement No. 33-45651 and incorporated by reference herein.
**   Previously filed as an exhibit to Registration Statement
No. 33-49049 and incorporated by reference herein.
+    Previously filed as an exhibit to Registration Statement
No. 33-49775 and incorporated by reference herein.
++    Previously filed as an exhibit to Registration
Statement No. 33-64193 and incorporated by reference herein.. +++ Previously filed as an exhibit to Registration Statement No. 33-55851 and incorporated by reference herein.
++++ Previously filed as an exhibit to Registration Statement No. 333-51961 and incorporated by reference herein.


<PAGE 34>
Item 17. Undertakings.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering. The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

<PAGE 35>

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 30th day of June, 1998.


                              J.P. Morgan & Co. Incorporated

                              By: James C.P. Berry/s/
                                  ---------------------------
                                  (James C.P. Berry
                                   Vice President, Assistant
                                   General Counsel
                                   and Assistant Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated.


Signature                        Title               Date
--------------                   -----               _____

Douglas A.  Warner III*
(Douglas A.  Warner III)     Chairman of the Board,  June 30, 1998
                             President and Director
                             (Principal Executive Officer)

Paul A. Allaire*
(Paul A. Allaire)                   Director         June 30, 1998

Riley P. Bechtel*
(Riley P. Bechtel)                 Director          June 30, 1998

Lawrence A. Bossidy*
(Lawrence A. Bossidy)              Director          June 30, 1998

Martin Feldstein*
(Martin Feldstein)                Director           June 30, 1998

Ellen V. Futter*
(Ellen V. Futter)                  Director          June 30, 1998

Hanna H.  Gray*
(Hanna H.  Gray)                 Director            June 30, 1998

<PAGE 36>

Walter A. Gubert*
(Walter A. Gubert)          Vice Chairman of the     June 30, 1998
                             Board and Director

James R.  Houghton*
(James R.  Houghton)             Director            June 30, 1998

James L.  Ketelsen*
(James L.  Ketelsen)             Director            June 30, 1998

John A. Krol*
(John A. Krol)                     Director          June 30, 1998

Roberto G.  Mendoza*
(Roberto G.  Mendoza)       Vice Chairman of the     June 30, 1998
                            Board and Director

Michael E. Patterson*
(Michael E. Patterson)       Vice Chairman of the     June 30, 1998
                             Board and Director

Lee R.  Raymond*
(Lee R.  Raymond)             Director                June 30, 1998

Richard D.  Simmons*
(Richard D.  Simmons)         Director                June 30, 1998

Kurt F.  Viermetz*
(Kurt F.  Viermetz)          Retired Vice Chairman    June 30, 1998
                             of the Board and Director

Douglas C. Yearley*
(Douglas C. Yearley)         Director                 June 30, 1998

John A. Mayer, Jr.*
(John A. Mayer, Jr.)         Chief Financial Officer  June 30, 1998
                             (Principal Financial and
                              Accounting Officer)

David H. Sidwell*             Managing Director and     June 30, 1998
(David H. Sidwell)             Controller
                             (Principal Accounting Officer)


*By: James C.P. Berry/s/                               June 30, 1998
     -------------------------------------
     (James C.P. Berry, Attorney-in-Fact)